Exhibit 21

PMA Capital Corporation
Subsidiaries of Registrant
As of December 31, 2008

PMA Capital Corporation (Pennsylvania)
Pennsylvania Manufacturers’ Association Insurance Company (Pennsylvania)*
Pennsylvania Manufacturers Indemnity Company (Pennsylvania)*
Manufacturers Alliance Insurance Company (Pennsylvania)*
PMA Capital Insurance Company (Pennsylvania)
PMA Holdings Ltd. (Bermuda)
Pennsylvania Manufacturers’ International Insurance Ltd. (Bermuda)
Mid-Atlantic States Investment Company (Delaware)
High Mountain Reinsurance, Ltd. (Cayman)
PMA Insurance SPC, Cayman (Cayman)
Midlands Holding Corporation (Oklahoma)
Midlands Management Corporation (Oklahoma)
American Agency System, Inc. (Oklahoma)
Midlands Claim Administrators, Inc. (Oklahoma)
Midlands Intermediaries, Inc. (Oklahoma)
Midlands Management of Texas, Inc. (Texas)
Midlands Management Corporation of New York (New York)
Midlands Injury Management, Inc. (Oklahoma)
Underwriters Adjustment Bureau, Inc. (Texas)
Midlands Underwriting Managers, Inc. (Texas)
American Marine Underwriters, Inc. (Texas)
U.S. Marine Insurance Group, Inc. (Texas)
PMA Re Management Company (Pennsylvania)
PMA Management Corp. (Pennsylvania)
PMA Management Corp of New England, Inc. (Connecticut)
*These subsidiaries do business under the name The PMA Insurance Group.